UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2018

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Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3555 Veterans Memorial Highway, Suite C, New York 11779-7410

______________________________________________________________________________________

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (631) 981-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Lakeland Industries, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders on June 20, 2018. The final results of the voting for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: The Board of Directors’ nominee for Class II director was elected to serve for three years expiring at the Company’s 2021 Annual Meeting of Stockholders and until his respective successor is duly elected and qualified, by the votes set forth below:

Director	For	Withheld	Broker Non-Votes
Jeffrey Schlarbaum	4,529,009	244,700	59,132

Proposal 2: The Stockholders approved an increase in the authorized number of shares of the Company from 11,500,000 to 21,500,000, consisting of 20,000,000 shares of common stock, par value $0.01 per share, and 1,500,000 shares of preferred stock, par value $0.01 per share, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
4,400,950	368,613	4,166	59,132

Proposal 3: The Stockholders ratified the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2019 by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
4,803,740	17,869	11,252	59,132

Proposal 4: The Stockholders voted, by non-binding advisory vote, with respect to the frequency of future advisory votes on executive compensation, as set forth below:

One Year	Two Years	Three Years	Abstain
3,143,975	13,008	1,608,375	8,271

Subsequent to the Annual Meeting, the Company determined that the frequency of future advisory votes on executive compensation will be one year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

By: /s/ Christopher J. Ryan
Christopher J. Ryan
President and Chief Executive Officer

Date: June 21, 2018